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Exhibit 3.4


                           Certificate of Designation
                                       of
                    Series A 10% Convertible Preferred Stock
                                       of
                               BPK Resources, Inc.

                        Pursuant to Section 78.403 of the
                 General Corporation Law of the State of Nevada



         BPK Resources, Inc., a Nevada corporation (the "Corporation"), does hereby certify that, pursuant to the authority contained in Section 4.01 of its Articles of Incorporation, as amended, and in accordance with the provisions of
Section 78.1955 of the Nevada Revised Statutes, the Corporation's Board of Directors has duly adopted the following resolution creating a Series of Preferred Stock designated as Series A 10% Convertible Preferred Stock:

         RESOLVED, that the Corporation hereby designate and create a Series of the authorized Preferred Stock of the Corporation, designated as Series A 10% Convertible Preferred Stock, as follows:

         FIRST: Of the 10,000,000 shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, 5,538,461 shares are hereby designated as "Series A 10% Convertible Preferred Stock." The rights, preference, privileges and restrictions granted to and imposed upon the Series A 10% Convertible Preferred Stock are as set forth below:

         1.  Definitions.   For  purposes  of  this  resolution,  the  following
definitions shall apply:

         (a) "Board" shall mean the Board of Directors of the Corporation.

         (b) "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

         (c) "Original Issue Price" shall mean $.65 per share for the Series A Preferred Stock.

         (d) "Series A Preferred Stock" shall mean the Series A 10% Convertible Preferred Stock, $0.001 par value per share, of the Corporation.

         2. Dividend Rights. The holders of Series A Preferred Stock shall be entitled to receive dividends at a rate of ten percent (10%) per annum of the Original Issue Price which shall be prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock) or other distribution on the Common Stock of the Corporation. The dividends on the Series A Preferred Stock shall accrue from the date of issuance of each share and shall be payable semi-annually on June 30 and December 31 of each year (each a "Dividend Date") commencing on June 30, 2003, except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Nevada are permitted to be closed (a "Business Day") to holders of record as they appear on the stock books of the Corporation


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on the applicable  record date, which shall be not more than 60 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Record Date"). The dividends on the Series A Preferred Stock shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor.

         3. Liquidation,   Dissolution,   Winding  Up  or  Certain  Mergers  or
Consolidations Rights.

            (a) If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, or engage in a merger, plan of reorganization or consolidation in which the Corporation is not the surviving corporation, then and in that event, each share of Series A Preferred Stock shall automatically convert into shares of the Corporation's Common Stock and shall accordingly share in any liquidation proceeds proportionately with all other holders of Common Stock

            (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons in which the Corporation is the surviving corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a person or persons other than the holders of the Corporation's Common Stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

         4. Voting Rights. Prior to conversion, except as provided in the Nevada General Corporation Law, the holders of shares of Series A Preferred Stock shall have no voting rights.

         5. Conversion.

            (a) Subject to the provisions for adjustment hereinafter set forth, and the limitation of the number of shares of Common Stock issuable upon conversion set forth in Section 5(a)(ii) below, commencing upon issuance, each share of Series A Preferred Stock shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock, at the option of the holder thereof, into one (1) share of Common Stock.

            (b) The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common stock into a smaller number of shares of Common Stock, and in each case,


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                 (A) the number of shares of Common  Stock into which each share of Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

                 (B) an adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or
(II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               (ii) In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or which each share of Common Stock is changed or exchanged multiplied by (B) the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately prior to the consummation of such transaction.

            (c) In case the Corporation shall be a party to a transaction described in subparagraph (b)(ii) above resulting in the change or exchange of the Corporation's Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(ii) transaction until the effective date thereof, each share of Series A Preferred Stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 5, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

            (d) The holder of any shares of Series A Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at the offices of the Corporation, at 5858 Westheimer Street, Suite 708, Houston, Texas 77057, or any successor location, a certificate or certificates representing the shares of Series A Preferred Stock to be converted with the form of election to convert (the "Election to Convert") on the reverse side of the stock certificate completed and executed as indicated, thereby stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the Election to Convert shall specify a name or names other than that of such holder, it shall be accompanied by payment of all transfer or other taxes payable upon the issuance of shares of Common Stock in such name or names that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock

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pursuant hereto.  The Corporation will have no  responsibility  to pay any taxes with respect to the Series A Preferred Stock. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of the Election to Convert, and, if applicable, payment of all transfer or other taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of the Election to Convert and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series A Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

            (e) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Conversion Rate.

            (f) Notwithstanding anything contained herein to the contrary, in no event (except while there is outstanding a tender offer for any or all of the shares of the Corporation's Common Stock) shall any holder of any Series A Preferred Stock be entitled to convert any shares of Series A Preferred Stock, to the extent that, after such conversion the sum of (i) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series A Preferred Stock beneficially owned by such holder), and (ii) the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to such Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (ii) of such sentence


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         6. Reports as to Adjustments.

         Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is adjusted as provided in Section 5 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

         7. Redemption.

         (a) All, but not less than all, of the shares of Series A Preferred Stock may be redeemed upon payment of an amount per share equal to the Original Issue Price per share of Series A Preferred Stock, plus any unpaid dividends thereon (the "Redemption Price"), at any time by the Corporation at its sole discretion upon thirty (30) days' written notice to the holders of the Series A Preferred Stock. On February 28, 2006 all, but not less than all, of the shares of Series A Preferred Stock shall be redeemed upon payment of the Redemption Price by providing thirty (30) days' prior written notice to the holders of the Series A Preferred Stock.

         (b) Any notice of redemption ("Redemption Notice") given by the Corporation with respect to the Series A Preferred Stock shall be delivered by mail, first class postage prepaid, to each holder of record (at the close of business on the business day preceding the day on which notice is given) of the Series A Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation, for the purpose of notifying such holder of the redemption to be effected. The Redemption Notice shall specify a date (the "Redemption Date") not earlier than 30 days after the mailing of the Redemption Notice on which the Series A
Preferred  Stock  then  outstanding  shall be  redeemed  and the  place at which payment may be obtained, which shall be the principal offices of the Corporation. The Redemption Notice shall call upon each holder of Series A Preferred Stock to either (i) surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the Series A Preferred Stock to be redeemed or (ii) convert the Se Series A Preferred Stock into Common Stock prior to the Redemption Date in accordance with the provisions of Section 5 above. If the Corporation elects to redeem shares pursuant to this Section 7 and defaults or fails to perform its redemption obligations pursuant to this Section 7 in connection therewith, the holders of the Series A Preferred Stock shall then have the absolute right to convert such Series A Preferred Stock into Common Stock in accordance with the provisions of Section 5.

         (d) On the Redemption Date, the Corporation shall pay by cash or wire transfer of immediately available funds to the person whose name appears on the certificate or certificates of the Series A Preferred Stock that (i) shall not have been converted pursuant to Section 5 hereof and (ii) shall have been surrendered to the Company in the manner and at the place designated in the Redemption Notice, the Redemption Price, and thereupon each surrendered certificate shall be canceled.



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         (e) If the funds of the Corporation legally available for redemption of the Series A Preferred Stock are insufficient to redeem the total number of Series A Preferred Stock outstanding on the Redemption Date, the Series A Preferred Stock shall be redeemed (on a pro rata basis from the holders of the Series A Preferred Stock, from time to time), to the extent the Corporation is legally permitted to do so, and the redemption obligations of the Corporation hereunder will be a continuing obligation until the Corporation's redemption of all of the Series A Preferred Stock.

         (f) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock (except the right to receive the Redemption Price subsequent to the Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         8. No Re-issuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         SECOND: That such determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series B Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of Incorporation of the Corporation, and in accordance with the provisions of Section 78-1955 of the Nevada Revised Statutes.




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         IN WITNESS  WHEREOF,  Cecile T. Coady has caused this Designation to be executed this 25th day of February, 2003.



                                                BPK Resources, Inc.


                                                By: /s/ Cecile T. Coady
                                                    ----------------------------
                                                           , Treasurer/Secretary




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